UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013 (January 10, 2013)
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On January 10, 2013, the Board of Directors of Oramed Pharmaceuticals Inc. (the “Company”), approved a one-for-twelve (1:12) reverse stock split for the Company’s common stock (the “Reverse Stock Split”).  The Reverse Stock Split is made in connection with the previously filed application to list the Company’s shares of common stock on the Nasdaq Capital Market. The Company has filed the required notice of the Reverse Stock Split with the Financial Industry Regulatory Authority (“FINRA”), and, subject to FINRA’s approval, expects the Reverse Stock Split to take effect on January 22, 2013. The Company will report the final effective date of the Reverse Stock Split once approved by FINRA.

This Current Report on Form 8-K contains forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements.  Additionally, statements concerning future matters are forward-looking statements. For example, statements related to the expected effectiveness and timing of the Reverse Stock Split and the FINRA approval of such split are forward-looking statements. Because such statements deal with future events, they are subject to various risks and uncertainties and these uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

Dated: January 11, 2013	By:	/s/ Nadav Kidron
Nadav Kidron
President and CEO